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                                                                       EXHIBIT 3


                            AMENDED AND RESTATED
              CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
                              AND PRIVILEGES OF
                        PARTICIPATING PREFERRED STOCK
                   OF AMERICAN BUSINESS INFORMATION, INC.
    (FORMERLY THE CERTIFICATE OF DESIGNATIONS OF RIGHTS, PREFERENCES AND
           PRIVILEGES OF SERIES A PARTICIPATING PREFERRED STOCK OF AMERICAN BUSINESS INFORMATION, INC. DATED AUGUST 5, 1997)

         The undersigned, Jon Wellman and Steven Purcell, do hereby certify:

         1. That they are the duly elected and acting President and Secretary, respectively, of American Business Information, Inc., a Delaware corporation (the "CORPORATION").

         2. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on October 3, 1997 adopted the following resolution amending and restating the Certificate of Designation of Rights, Preferences and Privileges of Series A Participating Preferred Stock of American Business Information, Inc. dated August 5, 1997, creating a new series of 220,000 shares of Preferred Stock designated as Series A Participating Preferred Stock, and reclassifying the previously authorized Series A Preferred Stock as Series B Preferred Stock, with 35,000 shares authorized.

         "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Restated Certificate of Incorporation, the Board of Directors does hereby provide for the issue of two series of Preferred Stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of Preferred Stock as follows:

         Section 1.       Designation and Amount.

                 (a) The shares of the Series A Participating Preferred Stock, shall be designated as "SERIES A PREFERRED SHARES." The shares of the Series B Participating Preferred Stock, shall be designated as "SERIES B PREFERRED SHARES." The Series A Preferred Shares shall have a par value of $.0025 per share, and the number of shares constituting such series shall be 220,000. The Series B Preferred Shares shall have a par value of $.0025 per share, and the number of shares constituting such series shall be 35,000.

                 (b) Upon this Amended and Restated Certificate of Designation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "EFFECTIVE TIME"), and without any further action on the part of the Corporation or its stockholders, each share of the Corporation's Series A Preferred Stock, one fourth of one cent ($0.0025) par value, then authorized, shall be automatically reclassified, changed and converted into one
(1) share of Series B Preferred Stock, one fourth of one cent ($0.0025) par value.
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         Section 2.       Proportional Adjustment.

                 (a) In the event the Corporation shall at any time after the issuance of any share or shares of Series A Preferred Shares (i) declare any dividend on Class A Common Stock of the Corporation ("CLASS A COMMON SHARES") payable in shares of Class A Common Shares, (ii) subdivide the outstanding Class A Common Shares or (iii) combine the outstanding Class A Common Shares into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series A Preferred Shares.

                 (b) In the event the Corporation shall at any time after the issuance of any share or shares of Series B Preferred Shares (i) declare any dividend on Class B Common Stock of the Corporation ("CLASS B COMMON SHARES") payable in shares of Class B Common Shares, (ii) subdivide the outstanding Class B Common Shares or (iii) combine the outstanding Class B Common Shares into a smaller number of shares, then in each such case the Corporation shall simultaneously effect a proportional adjustment to the number of outstanding shares of Series B Preferred Shares.

         Section 3.       Dividends and Distributions.

                 (a) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Shares with respect to dividends, the holders of shares of Series A Preferred Shares shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class A Common Shares or a subdivision of the outstanding shares of Class A Common Shares (by reclassification or otherwise), declared on the Class A Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares.

                 (b) Subject to the prior and superior right of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Shares with respect to dividends, the holders of shares of Series B Preferred Shares shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the Quarterly Dividend Payment Date, commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Shares, in an amount per share (rounded to the nearest cent) equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount





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(payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class B Common Shares or a subdivision of the outstanding shares of Class B Common Shares (by reclassification or otherwise), declared on the Class B Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Shares.

                 (c) The Corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Class A Common Shares (other than a dividend payable in shares of Class A Common Shares).

                 (d) The Corporation shall declare a dividend or distribution on the Series B Preferred Shares as provided in paragraph (b) above immediately after it declares a dividend or distribution on the Class B Common Shares (other than a dividend payable in shares of Class B Common Shares).

                 (e) Dividends shall begin to accrue on outstanding shares of Series A Preferred Shares and on outstanding shares of Series B Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Shares and such shares of Series B Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares and holders of shares of Series B Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Shares and on the shares of Series B Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Shares and holders of shares of Series B Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 4. Voting Rights. The holders of shares of Series A Preferred Shares and the holders of shares of Series B Preferred Shares shall have the following voting rights:

                 (a) Each share of Series A Preferred Shares shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

                 (b) Each share of Series B Preferred Shares shall entitle the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Corporation.





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                 (c)      Except as otherwise provided herein or by law, the
holders of shares of Class A Common Stock, the holders of shares of Class B Common Stock, the holders of shares of Series A Preferred Shares, and the holders of shares of Series B Preferred Shares shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                 (d) Except as required by law, holders of Series A Preferred Shares and holders of Series B Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock and holders of Class B Common Stock, as set forth herein) for taking any corporate action.

         Section 5.       Certain Restrictions.

                 (a) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Class A Common Stock after the first issuance of a share or fraction of a share of Series A Preferred Shares unless concurrently therewith it shall declare a dividend on the Series A Preferred Shares as required by Section 3 hereof.

                 (b) The Corporation shall not declare any dividend on, make any distribution on, or redeem or purchase or otherwise acquire for consideration any shares of Class B Common Stock after the first issuance of a share or fraction of a share of Series B Preferred Shares unless concurrently therewith it shall declare a dividend on the Series B Preferred Shares as required by Section 3 hereof.

                 (c) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares or on the Series B Preferred Shares as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding and shares of Series B Preferred Shares outstanding shall have been paid in full, the Corporation shall not

                          (i)     declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares or the Series B Preferred Shares;

                          (ii)    declare or pay dividends on, or make any
other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares or with the Series B Preferred Shares, except dividends paid ratably on the Series A Preferred Shares or on the Series B Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (iii)   redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up)





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with the Series A Preferred Shares or the Series B Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares or the Series B Preferred Shares;

                          (iv)    purchase or otherwise acquire for
consideration any shares of Series A Preferred Shares or Series B Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares or with the Series B Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                 (d) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

         Section 6. Reacquired Shares. Any shares of Series A Preferred Shares or Series B Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein and, in the Restated Certificate of Incorporation, as then amended.

         Section 7. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Shares and the holders of shares of Series B Preferred Shares shall be entitled to receive an aggregate amount per share equal to 1000 times the aggregate amount to be distributed per share to holders of shares of Class A Common Stock and to holders of shares of Class B Common Stock, respectively, plus an amount equal to any accrued and unpaid dividends on such shares of Series A Preferred Shares and Series B Preferred Shares.

         Section 8.       Consolidation, Merger, etc.

                 (a) In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class A Common Stock is changed or exchanged.





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                 (b)      In case the Corporation shall enter into any
consolidation, merger, combination or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class B Common Stock is changed or exchanged.

         Section 9. No Redemption. The shares of Series A Preferred Shares and the shares of Series B Preferred Shares shall not be redeemable.

         Section 10. Ranking. The Series A Preferred Shares and the Series B Preferred Shares shall rank pari passu to each other and junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 11. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preference or special rights of the Series A Preferred Shares or of the Series B Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Shares and Series B Preferred Shares, respectively, voting together as a class.

         Section 12. Fractional Shares. Series A Preferred Shares and Series B Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares and Series B Preferred Shares.





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         RESOLVED FURTHER, that the President, any Vice President, the Chief
Financial Officer, Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file an Amended and Restated Certificate of Designation of Rights, Preferences and Privileges in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution."

         We further declare under penalty of perjury that the matters set forth in the foregoing Certificate of Designation are true and correct of our own knowledge.

         Executed at Omaha, Nebraska on October 3, 1997.


                                        /s/ JON H. WELLMAN
                                        -------------------------------------
                                        Jon H. Wellman, President



                                        /s/ STEVEN PURCELL
                                        -------------------------------------
                                        Steven Purcell, Secretary